UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 31, 2003


                         FARMLAND INDUSTRIES, INC.
                  Debtor-in-possession as of May 31, 2002
           (Exact name of registrant as specified in its charter)



         Kansas                  001-11629                  44-0209330
(State of Incorporation)(Commission File Number)(I.R.S. Employer Identification
                                                                  No.)



  12200 North Ambassador Drive
      Kansas City, Missouri                                        64163-1244
(Address of principal executive offices)                            (Zip Code)


                                816-713-7000
            (Registrant's telephone number, including area code)



                                Not Changed
       (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On May 31, 2002, Farmland Industries, Inc. and four of its subsidiaries, Farmland Foods, Inc., Farmland Pipe Line Company, Farmland Transportation, Inc., and SFA, Inc., (collectively, the "Debtors") filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Western District of Missouri (the "Court") (Joint Case Number 02-50557-JWV).

On July 31, 2003 the Debtors filed with the Court, for its approval, the Disclosure Statement For Debtors' First Amended Joint Plan of Reorganization, which is attached as exhibit 99.2. Bankruptcy law does not permit solicitation of acceptances of the Plan of Reorganization until the Court approves the applicable Disclosure Statement as providing adequate information that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan of Reorganization. Therefore, this Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan, which can only occur based on the official Disclosure Statement package that will be mailed to creditors in the coming weeks.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (C)  EXHIBITS

  NUMBER                             DESCRIPTION
-----------  ------------------------------------------------------------------
   99.1 Press release, "Farmland Files Final Reorganization Documents", dated August 1, 2003.

   99.2 Form of Disclosure Statement For Debtors' First Amended Joint Plan Of Reorganization, dated July 31, 2003, as submitted to the Court for approval.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         FARMLAND INDUSTRIES, INC.
                                (Registrant)

              By:           /s/ STEVEN R. RHODES
                 ----------------------------------------------
                              Steven R. Rhodes
                          Executive Vice President
                        and Chief Financial Officer

Date:  August 7, 2003

                               EXHIBIT INDEX
                               -------------

 NUMBER                DESCRIPTION
-------- -------------------------------------------------------------
 99.1      Press release, "Farmland Files Final Reorganization
           Documents", dated August 1, 2003.

 99.2 Form of Disclosure Statement For Debtors' First Amended Joint Plan Of Reorganization, dated July 31, 2003, as submitted to the Court for approval.